JOHN HANCOCK(R) Life Insurance Company                       John Hancock Place
                                                                     PO Box 111
                                                    Boston, Massachusetts 02117
                                                                Exhibit 24.4.(B)

OWNER             [JOHN DOE]                ANNUITY CONTRACT NUMBER    [0000000]

ANNUITANT         [JOHN DOE]

John Hancock Life Insurance Company ("the Company") agrees to provide the benefits stated in this contract. We are issuing this contract in consideration of our receipt of the premium payments at our Servicing Office.

If this contract is in force on the Date of Maturity, we will begin to pay an annuity to the Annuitant unless otherwise directed by the Owner. The fixed portion, if available, and the variable portion of each annuity payment will be determined in accordance with Section 14 of this contract. The variable portion may increase or decrease depending upon the investment experience of the variable investment options in which the Premiums are invested. Subject to the terms and restrictions specified in Section 14, annuity payments may be payable to the Annuitant beginning on the Date of Maturity for a guaranteed duration of 10 years and as long thereafter as the Annuitant lives.

See Section 9 for Death Benefit information.

By written notice, the Owner may elect to change the Date of Maturity at any time, provided the date elected is: (i) not later than the Annuitant's 95th birthday without our prior approval; (ii) at least 31 days after the written notice; and (iii) at least six months after the date the first premium is applied to this contract. If no other election is made, the Date of Maturity will be as shown in the Contract Specifications section.

All benefits, payments and values under this contract which are based on the investment experience of a Variable Account are variable and not guaranteed as to fixed dollar amount.

Right to Cancel - This contract may be returned by the Owner by delivering or mailing it within 10 days after receipt to the Company's Servicing Office (or to the Company representative through which it was delivered). Immediately upon our receipt of this contract, this contract shall be deemed void and a refund will be made within 10 days. The amount refunded will be the sum of (i) the Accumulated Value at the end of the Valuation Period during which we receive this contract and (ii) the sum of all charges made with respect to this contract.

This contract is a legal contract between the Owner and the Company. PLEASE READ YOUR CONTRACT CAREFULLY.

Signed for the Company at Boston, Massachusetts.



                 President                                            Secretary



Flexible Premium Deferred Variable Annuity
Nonparticipating - not eligible for dividends
Initial Premium shown on page 3
Amounts withdrawn under this contract may be subject to a Withdrawal Charge

                          John Hancock Servicing Office
                            [Annuity Servicing Center
                                  P.O. Box 772
                           Boston, Massachusetts 02117
                            Telephone 1-800-824-0335]

                               CONTRACT PROVISIONS

Numerical Guide

Section

       1.  Contract Specifications
       2.  Definitions
       3.  The Owner(s) and the Beneficiary(ies)
       4.  The Contract
       5.  Premium
       6.  Allocation/Transfer Options
       7.  Accumulations
       8.  Valuation Procedures
       9.  Death Benefit
      10.  Contract Fee and Rider Charges
      11.  Withdrawals
      12.  Withdrawal Charge
      13.  Surrender Provision
      14.  Converting the Accumulated Value to
           Annuity Payments
      15.  Settlement Provisions
      16.  Proof Required for Payment
      17.  Misstatements
      18.  Assignment
      19.  Claims of Creditors
      20.  Right to Make Changes
      21.  Annual Statement
      22.  Miscellaneous

1.     CONTRACT SPECIFICATIONS

OWNER(S) AT ISSUE                     [John Doe]

ANNUITANT(S)                          [John Doe]

BENEFICIARY                           [Jane Doe]

AGE OF OWNER(S) AT ISSUE              [35]

AGE OF ANNUITANT(S) AT ISSUE          [35]

ANNUITY CONTRACT NUMBER               [0000000]

---------------------------------------------------------------------------------------------------------------------
DATE OF ISSUE                 [January 1, 2003]              INITIAL PREMIUM PAYMENT             [$100,000.00]
---------------------------------------------------------------------------------------------------------------------
DATE OF MATURITY              [January 1, 2063]              CONTRACT FEE/1/                     [$30.00]
---------------------------------------------------------------------------------------------------------------------
CONTRACT ANNIVERSARY          [January 1]                    MORTALITY & EXPENSE CHARGE/2/       [.00005479]
---------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT:             [John Hancock Separate Account H]


DOLLAR COST
AVERAGING ("DCA")
RATE ACCOUNT/3/:              Available under this contract design


                      WITHDRAWAL CHARGE TABLE/4/
                  -------------------------------------------------------
                     Years From Date of Each
                   Premium Payment to Date of            Withdrawal
                     Surrender or Withdrawal               Charge
                  -------------------------------------------------------
                              4 or more                  No Charge
                  -------------------------------------------------------
                     at least 2, but less than 3            [7]%
                  -------------------------------------------------------
                     at least 1, but less than 2            [8]%
                  -------------------------------------------------------
                          Less than 1 Year                  [9]%
                  -------------------------------------------------------







/1/ Not applicable if Accumulated Value exceeds $50,000.
/2/ See Section 8, Valuation Procedures, for details regarding this charge.
/3/ The DCA Rate Account is part of this contract design, and may be used only for the allocation of Premiums. No transfers will be allowed into the DCA Rate Account. Transfers out of the DCA Rate Account will be governed by our administrative rules for the DCA Fixed Account that are in effect at the time a Premium is allocated to the DCA Rate Account. On the day before the Date of Maturity or other date elected for commencement of annuity payments, any amount then in the DCA Rate Account will be transferred out of the DCA Rate Account in accordance with the administrative rules for the DCA Rate Account. We will accumulate the portion of any Premium allocated to the DCA Rate Account at the interest rate applicable to such Premium in accordance with our administrative rules for the DCA Rate Account as in effect at the time the Premium is allocated. The Accumulated Value of the DCA Rate Account is included in the definition of Accumulated Value of this contract (Section 2).
/4/ See Section 12, Withdrawal Charges, for details regarding this charge.

-------------------------------------------------------------------------------------------------------------
                [RIDERS ELECTED                                   ANNUAL RIDER CHARGE/1/
-------------------------------------------------------------------------------------------------------------
Enhanced Death Benefit Rider                                      [.50%] x Accumulated Value
-------------------------------------------------------------------------------------------------------------
Highest Anniversary Value Death Benefit Rider                     [.45%] x Accumulated Value
-------------------------------------------------------------------------------------------------------------
Guaranteed Retirement Income Benefit Rider                        [.50%] x Accumulated Value
     Accumulation Rate for Allocations to Guaranteed
     Interest Account and Money Market  [4%]
     Accumulation Rate for Allocations to All Other Variable
     Investment Options  [5%]
-------------------------------------------------------------------------------------------------------------
Accumulated Value Enhancement Rider                               [.50%] x the Initial Premium Payment
The Covered Person under the Rider is [John Doe].
Deferral Period:            7 Years
Elimination Period          100 Dates of Service
Monthly Benefit*           $[1,041.00] per calendar month
Benefit Limit*             $[37,476.00]
* Subject to increases due to inflation coverage after
Deferral Period
See Rider form for benefits, limitations, and exclusions.
-------------------------------------------------------------------------------------------------------------
Earnings Enhancement Death Benefit Rider                          [.50%] x Accumulated Value
-------------------------------------------------------------------------------------------------------------




/1/See Section 10, Contract Fee and Rider Charges, for details regarding rider charges.]

1. CONTRACT SPECIFICATIONS

OWNER(S) AT ISSUE                               [John Doe]

ANNUITANT(S)                                    [John Doe]

BENEFICIARY                                     [Jane Doe]

AGE OF OWNER(S) AT ISSUE                        [35]

AGE OF ANNUITANT(S) AT ISSUE                    [35]

ANNUITY CONTRACT NUMBER                         [0000000]

EXTRA CREDIT/1/                                 [3 1/2% of all premium payments]

EXTRA CREDIT PERCENTAGE                         [3 1/2%]

---------------------------------------------------------------------------------------------------------------------------

DATE OF ISSUE                   [January 1, 2003]                INITIAL PREMIUM PAYMENT              [$100,000.00]
---------------------------------------------------------------------------------------------------------------------------

DATE OF MATURITY                [January 1, 2063]                CONTRACT FEE/2/                      [$30.00]
---------------------------------------------------------------------------------------------------------------------------

CONTRACT ANNIVERSARY            [January 1]                      MORTALITY & EXPENSE CHARGE/3/        [.00005205]
---------------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT:                [John Hancock Separate Account H]


                           WITHDRAWAL CHARGE TABLE/4/
                  -------------------------------------------------------------
                     Years From Date of Each Premium
                     Payment to Date of Surrender or       Withdrawal Charge
                               Withdrawal
                  -------------------------------------------------------------

                                8 or more                      No Charge
                  -------------------------------------------------------------

                       At least 7, but less than 8               [2]%
                  -------------------------------------------------------------

                       at least 6, but less than 7               [4]%
                  -------------------------------------------------------------

                       at least 5, but less than 6               [5]%
                  -------------------------------------------------------------

                       at least 4, but less than 5               [6]%
                  -------------------------------------------------------------

                       at least 3, but less than 4               [7]%
                  -------------------------------------------------------------

                       at least 2, but less than 3               [8]%
                  -------------------------------------------------------------

                       at least 1, but less than 2               [8]%
                  -------------------------------------------------------------

                            Less than 1 Year                     [8]%
                  -------------------------------------------------------------


/1/Extra Credit is equal to all premium payments multiplied by the Extra Credit percentage shown above, and is always considered Earnings credited to the contract at the time of deposit for each Premium payment.
Extra Credit is not included in the Accumulated Value during the Right to Cancel provision, and therefore is not included in the amount refunded.
Extra Credit will be (i) allocated to Subaccounts, and (ii) included in the determination of Accumulation Units, in the same manner as Premium.
With respect to the Guaranteed Interest Account, if applicable, interest will be credited to any Extra Credit in the same manner as Premium.
Extra Credit will be included in the determination of the Death Benefit, in accordance with Section 9.
/2/Not applicable if Accumulated Value exceeds $50,000.
/3/See Section 8, Valuation Procedures, for details regarding this charge. /4/See Section 12, Withdrawal Charges, for details regarding this charge.

---------------------------------------------------------------------------------------------------------------
                 [RIDERS ELECTED                                   ANNUAL RIDER CHARGE/1/
---------------------------------------------------------------------------------------------------------------
Enhanced Death Benefit Rider/2/                                    [.50%] x Accumulated Value
---------------------------------------------------------------------------------------------------------------

Highest Anniversary Value Death Benefit Rider                      [.45%] x Accumulated Value
---------------------------------------------------------------------------------------------------------------

Guaranteed Retirement Income Benefit Rider                         [.50%] x Accumulated Value

     Accumulation Rate for Allocations to Guaranteed
     Interest Account and Money Market [4%]

     Accumulation Rate for Allocations to All Other Variable
     Investment Options [5%]
---------------------------------------------------------------------------------------------------------------

Accumulated Value Enhancement Rider                                [.50%] x the Initial Premium Payment
The Covered Person under the Rider is [John Doe].
Deferral Period:         7 Years
Elimination Period       100 Dates of Service
Monthly Benefit*        $[1,041.00] per calendar month
Benefit Limit*          $[37,476.00]
* Subject to increases due to inflation coverage after
Deferral Period

See Rider form for benefits, limitations, and exclusions.
---------------------------------------------------------------------------------------------------------------
Earnings Enhancement Death Benefit Rider                           [.50%] x Accumulated Value
---------------------------------------------------------------------------------------------------------------

/1/See Section 10, Contract Fee and Rider Charges, for details regarding rider charges.
/2/In determining the Death Benefit under this rider, Extra Credit is not included in item (ii) of the rider, which accumulates premium at 5%.]

1. CONTRACT SPECIFICATIONS

OWNER(S) AT ISSUE                     [John Doe]

ANNUITANT(S)                          [John Doe]

BENEFICIARY                           [Jane Doe]

AGE OF OWNER(S) AT ISSUE              [35]

AGE OF ANNUITANT(S) AT ISSUE          [35]

ANNUITY CONTRACT NUMBER               [0000000]

----------------------------------------------------------------------------------------------------------------------------

DATE OF ISSUE                    [January 1, 2003]              INITIAL PREMIUM PAYMENT                [$100,000.00]
----------------------------------------------------------------------------------------------------------------------------

DATE OF MATURITY                 [January 1, 2063]              CONTRACT FEE/1/                        [$30.00]
----------------------------------------------------------------------------------------------------------------------------

CONTRACT ANNIVERSARY             [January 1]                    MORTALITY & EXPENSE CHARGE/2/          [.00005890]
----------------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT:          [John Hancock Separate Account H]


                           WITHDRAWAL CHARGE TABLE/3/
                  -------------------------------------------------------------
                     Years From Date of Each Premium
                     Payment to Date of Surrender or       Withdrawal Charge
                               Withdrawal
                  -------------------------------------------------------------

                                All Years                      No Charge
                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------

/1/Not applicable if Accumulated Value exceeds $50,000.
/2/See Section 8, Valuation Procedures, for details regarding this charge. /3/Section 12, Withdrawal Charge, does not apply to this contract.

-------------------------------------------------------------------------------------------------------------------------------

                          [RIDERS ELECTED                              ANNUAL RIDER CHARGE/1/
-------------------------------------------------------------------------------------------------------------------------------
Enhanced Death Benefit Rider                                           [.50%] x Accumulated Value
-------------------------------------------------------------------------------------------------------------------------------

Highest Anniversary Value death Benefit Rider                          [.45%] x Accumulated Value
-------------------------------------------------------------------------------------------------------------------------------

Guaranteed Retirement Income Benefit Rider                             [.50%] x Accumulated Value
   Accumulation Rate for Allocations to Guaranteed
   Interest Account and Money Market  [4%]
   Accumulation Rate for Allocations to All Other Variable
   Investment Options  [5%]
-------------------------------------------------------------------------------------------------------------------------------

Accumulated Value Enhancement Rider                                    [.50%] x the Initial Premium Payment
The Covered Person under the Rider is [John Doe].
Deferral Period:        7 Years
Elimination Period      100 Dates of Service
Monthly Benefit*       $[1,041.00] per calendar month
Benefit Limit*         $[37,476.00]
* Subject to increases due to inflation coverage after Deferral
Period

In addition to providing an enhancement to the Accumulated Value, the rider may also provide you with (i) information for you or a member of your family, regarding long-term care needs and
questions, either directly or through a third party arrangement, and (ii) assistance that may help you identify various long term care service agencies available in your community. See Rider form for benefits, limitations, and exclusions.
-------------------------------------------------------------------------------------------------------------------------------

Earnings Enhancement Death Benefit Rider                               [.50%] x Accumulated Value
-------------------------------------------------------------------------------------------------------------------------------

/1/See Section 10, Contract Fee and Rider Charges, for details regarding rider charges.]

1.     CONTRACT SPECIFICATIONS

OWNER(S) AT ISSUE                                    [John Doe]

ANNUITANT(S)                                         [John Doe]

BENEFICIARY                                          [Jane Doe]

AGE OF OWNER(S) AT ISSUE                             [35]

AGE OF ANNUITANT(S) AT ISSUE                         [35]

ANNUITY CONTRACT NUMBER                              [0000000]

----------------------------------------- --------------------- -- ------------------------------------------- -------------------

DATE OF ISSUE                             [January 1, 2003]        INITIAL PREMIUM PAYMENT                     [$100,000.00]
----------------------------------------- --------------------- -- ------------------------------------------- -------------------

DATE OF MATURITY                          [January 1, 2063]        CONTRACT FEE/1/                             [$30.00]
----------------------------------------- --------------------- -- ------------------------------------------- -------------------

CONTRACT ANNIVERSARY                      [January 1]              MORTALITY & EXPENSE CHARGE/2/               [.00004795]
----------------------------------------- --------------------- -- ------------------------------------------- -------------------

SEPARATE ACCOUNT:              [John Hancock Separate Account H]


DOLLAR COST
AVERAGING ("DCA")
RATE ACCOUNT/3/:                Available under this contract design


                   WITHDRAWAL CHARGE TABLE/4/

          -------------------------------------- ----------------------
             Years From Date of Each Premium
             Payment to Date of Surrender or          Withdrawal
                       Withdrawal                       Charge
          -------------------------------------- ----------------------

                        7 or more                      No Charge
          -------------------------------------- ----------------------

               at least 6, but less than 7               [3]%
          -------------------------------------- ----------------------

               at least 5, but less than 6               [4]%
          -------------------------------------- ----------------------

               at least 4, but less than 5               [5]%
          -------------------------------------- ----------------------

               at least 3, but less than 4               [6]%
          -------------------------------------- ----------------------

               at least 2, but less than 3               [7]%
          -------------------------------------- ----------------------

               at least 1, but less than 2               [8]%
          -------------------------------------- ----------------------

                    Less than 1 Year                     [9]%
          -------------------------------------- ----------------------


/1/ Not applicable if Accumulated Value exceeds $50,000.
/2/ See Section 8, Valuation Procedures, for details regarding this charge.
/3/ The DCA Rate Account is part of this contract design, and may be used only for the allocation of Premiums. No transfers will be allowed into the DCA Rate Account. Transfers out of the DCA Rate Account will be governed by our administrative rules for the DCA Rate Account that are in effect at the time a Premium is allocated to the DCA Rate Account. On the day before the Date of Maturity or other date elected for commencement of annuity payments, any amount then in the DCA Rate Account will be transferred out of the DCA Rate Account in accordance with the administrative rules for the DCA Rate Account. We will accumulate the portion of any Premium allocated to the DCA Rate Account at the interest rate applicable to such Premium in accordance with our administrative rules for the DCA Rate Account as in effect at the time the Premium is allocated. The Accumulated Value of the DCA Rate Account is included in the definition of Accumulated Value of this contract (Section 2).
/4/ See Section 12, Withdrawal Charges, for details regarding this charge.

--------------------------------------------------------------------- --------------------------------------------------------------
                          [RIDERS ELECTED                             ANNUAL RIDER CHARGE/1/
--------------------------------------------------------------------- --------------------------------------------------------------
Enhanced Death Benefit Rider                                          [.50%] x Accumulated Value
--------------------------------------------------------------------- --------------------------------------------------------------

Highest Anniversary Value Death Benefit Rider                         [.45%] x Accumulated Value
--------------------------------------------------------------------- --------------------------------------------------------------

Guaranteed Retirement Income Benefit Rider                            [.50%] x Accumulated Value

     Accumulation Rate for Allocations to Guaranteed
     Interest Account and Money Market [4%]

     Accumulation Rate for Allocations to All Other Variable
     Investment Options [5%]
--------------------------------------------------------------------- --------------------------------------------------------------

Accumulated Value Enhancement Rider                                   [.50%] x the Initial Premium Payment
The Covered Person under the Rider is [John Doe].
Deferral Period:         7 Years
Elimination Period       100 Dates of Service
Monthly Benefit*        $[1,041.00] per calendar month
Benefit Limit*          $[37,476.00]
* Subject to increases due to inflation coverage after
Deferral Period

See Rider form for benefits, limitations, and exclusions.
--------------------------------------------------------------------- --------------------------------------------------------------

Earnings Enhancement Death Benefit Rider                              [.50%] x Accumulated Value
--------------------------------------------------------------------- --------------------------------------------------------------

/1/See Section 10, Contract Fee and Rider Charges, for details regarding rider charges.

2.     DEFINITIONS

The following terms are commonly used throughout this annuity contract:

The term "Account", unmodified, means a Guaranteed Interest Account, if available, or a Subaccount.

The term "Accumulated Value" means the value of this contract on any date prior to the commencement of annuity payments. This value equals the sum of (i) the Accumulated Value of this contract in the Guaranteed Interest Account, if available, and (ii) the Accumulated Values for all variable investment options. The Accumulated Value for each variable investment option as of any date will equal the number of Accumulation Units for that variable investment option then credited to this contract multiplied by the Accumulation Unit Value for that variable investment option on that date.

The term "Accumulation Unit" means a unit of measurement used in determining the value of this contract prior to the commencement of annuity payments. The Accumulation Unit Value for each variable investment option will reflect the investment experience of that variable investment option. It will vary in dollar amount.

The term "Annuitant" means the person (or persons) upon whose life (or lives) this contract is issued. The individual(s) will be designated as such in Section 1 of this contract.

The term "Annuity Unit" means a unit of measurement used in determining the amount of the variable portion of each annuity payment. The value of an Annuity Unit for each variable investment option will depend on the assumed investment rate and the investment experience of that variable investment option. It will vary in dollar amount.

The term "Beneficiary" is defined in Section 3.

The term "Contract Year" means the 12 month period beginning on the Date of Issue and each 12 month period thereafter.

The term "Date of Issue" means the date identified as such in Section 1.

The term "Date of Maturity" is defined in Section 14.

The term "Fund" means each division of a Series Fund which has a specific investment objective.

The term "Guaranteed Interest Account" means an Account established by us which accumulates the payment of each Premium at rates not less than [2%] during the first [10] Contract Years, and [3%] thereafter, which we will determine and declare from time to time. We reserve the right to discontinue the availability of the Guaranteed Interest Account at any time prior to issuing a contract.

The term "in force" means neither the Death Benefit nor the Surrender Value of this contract has become payable, in accordance with Sections 9 and 13 respectively.

The term "Last Valuation Date" means the earliest of the date the contract is no longer in force, the Date of Maturity, and the Surrender Date.

The term "Management Account" means a Variable Account which directly invests its assets in accordance with its specific investment objective. A Management Account may or may not have divisions with separate investment objectives.

The term "Measuring Person" means the person on whose life annuity payments will be based.

The term "Premium" means the premium paid less any applicable taxes based on the amount of premium payments.

The term "Series Account" means a Variable Account with divisions which may invest in Funds of a Series Fund. Each such division has a specific investment objective and the assets of that division are invested solely in shares of the corresponding Funds of a Series Fund.

The term "Series Fund" means a series type mutual fund registered under the Investment Company Act of 1940 as an open-end diversified management investment company.

The term "Subaccount" means a variable investment option.

The term "Surrender Date" means the date we receive written notice from you requesting payment of the Surrender Value.

The term "Surrender Value" means, on any given date, the Accumulated Value of your contract, less, if applicable, any contract fees, any income taxes withheld, any rider charges, any deduction for premium taxes or similar taxes, and any Withdrawal Charge.

The term "Valuation Date" means any date on which the New York Stock Exchange is open for trading.

The term "Valuation Period" means that period of time from the beginning of the day following a Valuation Date to the end of the next following Valuation Date.

The term "Variable Account," unmodified, means a separate investment account established by us pursuant to applicable law which includes one or more variable investment options and in which you are eligible to invest under this contract. A Variable Account may be either a Management Account or a Series Account.

The term "variable investment option" means each Management Account without divisions, each division of a Management Account, and each division of a Series Account.

The terms "we", "us", "our" refer only to the Company.

The term "Withdrawal" means the amount deducted from the Accumulated Value pursuant to Section 11. A "Withdrawal" equals the sum of (i) the amount paid to you upon your request under Section 11, (ii) any required income tax withholding amount, (iii) any deduction for premium or similar taxes pursuant to Section 5, and (iv) any Withdrawal Charge as set forth in the Contract Specifications section and Section 12.

The term "Withdrawal Charge" is defined in Section 12.

The term "written notice" means, unless otherwise stated, a notice in writing satisfactory to us which is received at our Servicing Office.

The terms "you" and "your" refer to the Owner under this contract or the joint Owners of this contract if a joint Owner is named. If there are joint Owners, both must jointly exercise all rights and privileges under this contract. In addition, the reference to Owner in the last paragraph (including subparagraphs
(i) and (ii)) of Section 9 shall refer to each joint Owner individually.

3.     THE OWNER(S) AND THE BENEFICIARY

The "Owner" is the person who has the sole and absolute power to exercise all rights and privileges without the consent of any other person except as otherwise provided by this contract or unless you provide otherwise by written notice.

The "Beneficiary" is the person who receives death benefits under this contract. If there is no surviving Beneficiary when the Death Benefit becomes payable in accordance with Section 9, the Owner will be the Beneficiary. If the Owner is not living, then the Owner's estate will be the Beneficiary. The Owner(s) and the Beneficiary will be as shown in the contract unless you change them or they are changed by the terms of this section.

While this contract is in force, you may change the Owner and Beneficiary by written notice. A change will take effect when the notice is received and filed at our Servicing Office, whether or not an Owner or Annuitant is then alive. A change shall be subject to the rights of any assignee of record with us and subject to any payment made or other action taken by us before we received and filed the notice.

JOINT OWNERS: If joint Owners are named in the contract, each joint Owner will be considered the primary Beneficiary of the other joint Owner. Should another person or entity be designated as Beneficiary, such Beneficiary will be deemed a contingent Beneficiary for all Owners with rights subordinate to the rights of each joint Owner. Signatures of all joint Owners are required for any exercise of Owner rights that require written notification.

4.     THE CONTRACT

This contract is an agreement between the Owner(s) and the Company. The entire contract consists of this contract, any riders, and any attachments to the contract.

Contract years, contract months, and contract anniversaries are measured from the Date of Issue of this contract.

Only the President, a Vice President, the Secretary, or an Assistant Secretary of the Company has authority to waive or modify any of the provisions of this contract.

5.     PREMIUM

PAYMENT OF PREMIUM
All premium payments shall be paid to us at our Servicing Office. Premium payments are subject to the following conditions:

(a) Each premium payment must be at least $200. If payments are made through the Direct Premium Payment Program, the minimum premium payment allowed is $100.

(b) The maximum premium that may be deposited to this contract in any Contract Year is $1,000,000.

(c) The maximum premium that may be deposited in any Subaccount in any Contract Year is $1,000,000 less any amount previously transferred to such Subaccount in such year.

(d) The maximum premium that may be deposited in the Guaranteed Interest Account, if available, in any Contract Year, exclusive of the initial premium payment, is $1,000,000 less any amount previously transferred to the Guaranteed Interest Account in such Contract Year.

(e) No premium payments may be deposited to the Guaranteed Interest Account, if available, after the end of the tenth Contract Year.

(f) No premium payments may be made to this contract after the 85th birthday of either the Owner or Annuitant.

Upon request we will consider waiving any of the above conditions.

PREMIUM TAXES
A charge for a premium tax or a similar tax, if any, will be deducted either from premiums or from the Accumulated Value if and when such tax is incurred by us. However, if premium taxes or similar taxes are incurred by us at the time premiums are paid and we defer the deduction for such taxes, then a deduction will be made upon any withdrawal under Section 11 and either on the Surrender Date, the Date of Maturity, or the date of payment of the Death Benefit. Such deduction will be equal to the tax percentage multiplied by (i) in the case of withdrawals, the withdrawal amount requested, (ii) in the case of surrender or annuitization, the Accumulated Value as of the Surrender Date or the Date of Maturity as the case may be, or (iii) in the case of death, the Death Benefit as of the date of receipt of due proof of death. The "tax percentage" is equal to the percentage of premium which the premium tax or similar tax in question constitutes.

6.     ALLOCATION / TRANSFER OPTIONS

INVESTMENT ALLOCATION

The Premium will be allocated to the Accounts according to the investment allocation then in effect. The initial investment allocation is that elected by you. You may elect to change the investment allocation. A change in investment allocation will be effective on or after the date of receipt at our Servicing Office of notice satisfactory to us. The minimum percentage that may be allocated to any Account and the maximum number of Accounts in which amounts may be held will be subject to our administrative rules in effect at the time of the election. All percentages you elect must be whole numbers.

ACCOUNT TRANSFER OPTION

You may elect to transfer amounts among the Accounts, up to twelve times in a Contract Year. Transfers cannot be made on consecutive Valuation Dates either:
(a) to and from the same Accounts; or (b) from and to the same Accounts. If additional transfers are elected, the Company reserves the right to prohibit such transfers or impose a transfer charge, not to exceed $25, for each transfer in excess of twelve. Transfers among the Accounts will be effective on the date of receipt at our Servicing Office of notice satisfactory to us. We reserve the right to prohibit a transfer less than 30 days prior to the Date of Maturity.

The right to make transfers among Accounts is subject to modification if we determine, in our opinion, that exercising that right by one or more Owners is, or would be, to the disadvantage of other Owners. Any modification could be applied to transfers to or from some or all of the Accounts and could include, but not be limited to: a) extending the minimum time period between each transfer; b) not accepting or imposing limits on, transfer requests of an agent acting under a power of attorney or on behalf of more than one Owner, or c) limiting the dollar amount that may be transferred among the Accounts by an Owner at any one time. Such restrictions may be applied in any manner we design to prevent any use of the transfer right which is considered by us to be to the disadvantage of other Owners.

The number of Accumulation Units or Annuity Units and the amount of Accumulated Value of the Guaranteed Interest Account transferred to or from each Account will reflect the respective values in each Account. The maximum amount which may be transferred or paid into a Subaccount in any Contract Year is $1,000,000 less Premiums previously deposited to such Subaccount in such Contract Year, without our prior approval.

Restrictions on Transfers out of and to the Guaranteed Interest Account

During the first Contract Year, only one transfer is permitted out of the Guaranteed Interest Account, and may be made at any time. In each subsequent Contract Year, only one transfer is permitted out of the Guaranteed Interest Account, and may be made provided such transfer is at least 180 days subsequent to any prior transfer. If the accumulated value of the Guaranteed Interest Account is $2,500 or less, then a transfer made out of the Guaranteed Interest Account may not exceed $500 without our prior approval. If the accumulated value of the Guaranteed Interest Account exceeds $2,500, then no more than 20% of that value may be transferred out of the Guaranteed Interest Account without our prior approval. Without our prior approval, the maximum amount that may be transferred to the Guaranteed Interest Account in any Contract Year is $1,000,000 less Premiums previously deposited to the Guaranteed Interest Account in such year. A transfer to the Guaranteed Interest Account may not be made within 6 months of a transfer out of the Guaranteed Interest Account. No transfers may be made to the Guaranteed Interest Account after the end of the tenth Contract Year without our prior approval. No transfers may be made to or from the Guaranteed Interest Account after the commencement of Annuity payments.

ALLOCATION AT ANNUITY COMMENCEMENT AND BEFORE CONVERSION

If the Accumulated Value is invested in more than [four] Accounts on the Date of Maturity or other date elected for commencement of annuity payments and before conversion in accordance with Section 14, we will allocate the Accumulated Value to the [four] Accounts then having the largest portions of the Accumulated Value. To determine the number of Accounts in which the Accumulated Value is invested, each variable investment option is counted separately as one Subaccount. The Accumulated Value in Accounts other than such [four] Accounts will be allocated to the [four] Accounts in proportion to the amounts in the [four] Accounts. Such allocation will be made notwithstanding any transfer restrictions specified in this subsection. Upon commencement of annuity payments, transfers are only permitted between variable investment options. The rules that will be applied as of any date will be those in effect on that date.

7.     ACCUMULATIONS

PURCHASE OF ACCUMULATION UNITS

The portion of the Premium otherwise not allocated to the Guaranteed Interest Account, if available, will be allocated to each elected variable investment option for investment with other funds in each such variable investment option and applied to the purchase of Accumulation Units. The number of Accumulation Units in each variable investment option purchased by each premium payment will be determined by dividing the applicable portion of the Premium by the applicable Accumulation Unit Value on the first Valuation Date which is the same as or next follows the receipt of the premium payment at our Servicing Office.

ACCUMULATED VALUE IN THE GUARANTEED INTEREST ACCOUNT

If the Guaranteed Interest Account is available, we will accumulate (i) the portion of any Premium allocated to the Guaranteed Interest Account and (ii) any amount transferred from a Subaccount, from the date the premium is received or the transfer is made. The Accumulated Value of this contract's share of the Guaranteed Interest Account on any date prior to the date annuity payments commence is equal to A minus B.

A is the sum of (i) and, (ii) below, accumulated with interest to that date, where:

       (i)   is any premiums allocated to the Guaranteed Interest Account; and

       (ii)  is any amounts transferred to the Guaranteed Interest Account.

B is the sum of (i), (ii), and (iii), below, accumulated with interest to that date, where:

       (i)   is any Withdrawal from the Guaranteed Interest Account;

       (ii)  is any amounts transferred from the Guaranteed Interest Account;
             and

       (iii) is any contract fees, rider charges, premium taxes or similar taxes.

Interest will be credited daily and will then earn interest from such date. All declared interest rates will be expressed on an annual effective basis and will never be less than the guaranteed minimum rate of [2]% during the first [10] contract years, and [3]% thereafter. The interest credited on any given day will be at a rate which, if compounded daily for one year, would equal the applicable declared interest rate.

8.     VALUATION PROCEDURES

ACCUMULATION UNIT VALUE

The Accumulation Unit Value is calculated separately for each variable investment option. We determine the initial value of one Accumulation Unit for a variable investment option on the date we first allocate assets to that variable investment option for this class of contract. The value of one Accumulation Unit on any Valuation Date thereafter will be determined for each variable investment option by multiplying the immediately preceding Accumulation Unit Value by the applicable Net Investment Factor for the Valuation Period ending on that Valuation Date. On any date other than a Valuation Date, the Accumulation Unit Value will be the same as that on the next following Valuation Date.

ANNUITY UNIT VALUE

The Annuity Unit Value is calculated separately for each variable investment option. We determine the initial value of one Annuity Unit on the date we first allocate assets to that variable investment option for this class of contract. The value of one Annuity Unit on any Valuation Date thereafter will be determined for each variable investment option by multiplying (1) the immediately preceding Annuity Unit Value by (2) the applicable Net Investment Factor for the Valuation Period ending on the Valuation Date reduced by no less than .000094255 times the applicable Net Investment Factor for each calendar day in the Valuation Period. On any date other than a Valuation Date, the Annuity Unit Value will be the same as that on the next following Valuation Date.

NET INVESTMENT FACTOR

The Net Investment Factor for each variable investment option for any Valuation Period is equal to one plus the applicable net investment rate for such period. A Net Investment Factor may be more or less than one. The net investment rate for each variable investment option for any Valuation Period will be determined by: (1) taking the sum of the accrued investment income and capital gains and losses, realized or unrealized, of the variable investment option for the Valuation Period; (2) subtracting the sum of (i) an amount for any applicable income taxes and (ii) an amount for mortality and expense risks and administrative expenses computed by multiplying an amount not to exceed the Mortality and Expense Charge shown in the Contract Specifications section, times the number of calendar days in the Valuation Period and multiplying the result by the value of the variable investment option at the beginning of the Valuation Period; and (3) dividing the result by the value of the variable investment option at the beginning of the Valuation Period.

VALUATION OF ASSETS

The values of the assets in the variable investment options shall be determined at a fair value in accordance with applicable law. Liabilities attributable to the variable investment option will be deducted to determine the value of the variable investment option.

ADJUSTMENT OF UNITS AND VALUES

We reserve the right to change the number and value of the Accumulation Units or Annuity Units or both without your consent or the consent of any other person, provided strict equity is preserved and the change does not otherwise affect the benefits, provisions or investment return of this contract.

9.     DEATH BENEFIT

Upon receipt of due proof of death and any other required materials that we need to pay the Death Benefit, we will pay a Death Benefit to the Beneficiary for deaths that occur before the Date of Maturity and before the Surrender Date, in accordance with the following table. The table applies when the Owner is a natural person or persons and the spouse of the Owner is not the sole designated Beneficiary.

--------------------------------------------------------------------------------

                                Then the Death Benefit will be payable
If this contract has:           upon:
--------------------------------------------------------------------------------
..    A single Owner and         .  The earlier of the Owner's death and the
..    A single Annuitant            Annuitant's death
--------------------------------------------------------------------------------
..    Joint Owners and           .  The first death among the Owners and the
..    A single Annuitant            Annuitant
--------------------------------------------------------------------------------
..    A single Owner and            .   The earliest of the Owner's death
..    Joint Annuitants                  (whether or not an Annuitant) and the
                                       last Annuitant's death
--------------------------------------------------------------------------------
..    Joint Owners and              .   The earliest of the first Owner's death
..    Joint Annuitants                  (whether or not an Annuitant) and the
                                       last Annuitant's death
--------------------------------------------------------------------------------

If the Owner is not a natural person or persons, we will deem the death of an Annuitant as the death of the Owner. Under such circumstances, the Death Benefit will be payable only upon the death of the last Annuitant.

The Death Benefit will equal the greater of: (i) the Accumulated Value of this contract as of the date of receipt of due proof of death in accordance with the table above, and (ii) the amount of Premiums paid less a proportional amount of all Withdrawals made, as of the date of receipt of due proof of death. When calculating the proportional amount of all Withdrawals made, such proportion is based on the percent by which the Withdrawal reduced the Accumulated Value.

We will pay the proceeds in a single payment, unless otherwise directed by you.

As an alternative to a single payment of the Death Benefit, an Accumulated Value of $5,000 or more may be converted to annuity payments subject to Sections 14 and 15. If the Death Benefit is used to provide annuity payments, then: (i) the Beneficiary is the Measuring Person; and (ii) unless the Beneficiary instructs otherwise, the Beneficiary is the Payee.

Notwithstanding the above table in this Section 9, the following will apply upon the death of the Owner, or in the case of joint Owners, upon the death of the first to die, if the Accumulated Value has not already been converted into an annuity:

(i) If the sole designated Beneficiary is the spouse of the Owner, then such Beneficiary may continue this contract as the Owner.

(ii) If the spouse of the Owner is not the sole designated Beneficiary, or if such spouse does not choose to continue this contract, we will pay the Death Benefit in full to the Beneficiary within five years of the Owner's death or apply the Accumulated Value in full towards the purchase of a life annuity on the Beneficiary with payments beginning not later than the end of the following calendar year after the Owner's death.

10.    CONTRACT FEE AND RIDER CHARGES

We will deduct a contract fee of $30 on each of the following: (i) any contract anniversary prior to the Date of Maturity on which the Accumulated Value is then less than $50,000; and (ii) the Surrender Date if the Accumulated Value on such date is less than $50,000. The fee will be deducted from the Accumulated Value of all Accounts according to the proportion the Accumulated Value of each Account bears to the total Accumulated Value of this contract, unless we approve otherwise. We reserve the right to increase the contract fee up to $50, subject to applicable state regulations.

Optional riders may only be elected at issue. We will deduct separate monthly charges for each optional rider elected. The charges, made at the beginning of each month, are equal to 1/12th of the Annual Rider Charge, as specified in the Contract Specifications section of this contract, for each rider elected. The charge for each rider elected will be deducted from the Accumulated Value of all Accounts according to the proportion the Accumulated Value of each Account bears to the total Accumulated Value of this contract, unless we approve otherwise.

11.    WITHDRAWALS

You may request a Withdrawal of less than the Surrender Value. Without our prior approval, we will not permit a Withdrawal of less than $100 nor will we permit a Withdrawal if the Accumulated Value after such requested amount would be less than $1000. We must receive written notice requesting a Withdrawal from you while the contract is in force and before the Date of Maturity. The amount of the Withdrawal will then be deducted from the Accumulated Value. Unless specified in writing otherwise, Withdrawals will be removed proportionately from the values in all Accounts. Any Withdrawal will be effective on the date we receive your written notice. We may:

.. defer payment of the Withdrawal in the same manner as we may defer payment of the Surrender Value, described in Section 13;

..  withhold Withdrawal amounts to comply with applicable tax requirements; and

.. report information on Withdrawals, including taxable amounts and amounts subject to early withdrawal tax penalties or tax surcharges, however categorized, to appropriate regulatory agencies.

12.    WITHDRAWAL CHARGE

Upon written request, at any time during each Contract Year, you may make a withdrawal of the Free Withdrawal Value, as described in this Section 12. If the Free Withdrawal Value is less than $100, then any written request for the Free Withdrawal Value must be for the entire Free Withdrawal Value.

In the event of a surrender or a Withdrawal in excess of the Free Withdrawal Value, a Withdrawal Charge may be assessed. The Free Withdrawal Value is the greater of:

         (a) the excess of the Accumulated Value on the date of surrender or Withdrawal over the remaining unliquidated Premiums; or

         (b) the excess of (i) over (ii), where: (i) equals 10% of the sum of all Premiums received since the Date of Issue and (ii) equals 100% of all prior Withdrawals in the same Contract Year.

In the case of a surrender, all remaining unliquidated Premiums will be liquidated. In the case of a Withdrawal, Premiums will be liquidated whenever and to the extent the Withdrawal exceeds the Free Withdrawal Value. Premiums will be liquidated in the order the Premiums were received. Any amount of liquidated Premium will be subject to a Withdrawal Charge based on the length of time each Premium has been in the contract. The Withdrawal Charge is determined in accordance with the Withdrawal Charge Table shown in the Specifications section of this contract.

For purposes of this Section 12, a Withdrawal will be deemed to have been "made" on the date we receive written notice. In the event a Waiver of Early Withdrawal Charges endorsement or rider is issued with this contract, you may also have access to(i)information for you or a member of your family, regarding long-term care needs and questions, either directly or through a third party arrangement, and (ii) assistance that may help you identify various long term care service agencies available in your community.

Surrender under Section 13 will be treated as a Withdrawal for purposes of calculating a Withdrawal Charge.

13.    SURRENDER PROVISION

Upon receipt of written notice from you while the contract is in force and before the Date of Maturity, we will pay the Surrender Value. Surrender of the contract will be treated as a Withdrawal under Section 11 for purposes of calculating a Withdrawal Charge, as specified in Section 12. We reserve the right to defer the payment of the Surrender Value from the Guaranteed Interest Account, if available, for a period of six months.

The Surrender Value will be determined and payable by us as of the date of receipt of written notice. We will pay the Surrender Value from the Subaccounts within 7 days (plus any period of extension under the applicable laws, rules and regulations governing the redemption of variable Annuities) after the date of receipt of the written notice, unless a different method of settlement is mutually agreed upon, in writing, between you and us.

14.    CONVERTING THE ACCUMULATED VALUE TO ANNUITY PAYMENTS

You elect the Date of Maturity. By written notice, you may elect to change the Date of Maturity at any time before the Date of Maturity has been reached. The new Date of Maturity must be (i) no later than the Annuitant's 95th birthday, unless our prior approval has been obtained; (ii) at least 31 days after our receipt of the written notice; and (iii) at least six months after the date the first Premium was applied to this contract. If no other election is made, the Date of Maturity will be as indicated in the Specifications Section of this contract.

CONVERSION OF ACCUMULATION UNITS TO ANNUITY UNITS

On the Date of Maturity or other date elected under Section 15 for commencement of annuity payments, the Accumulation Units credited to this contract will be converted into Annuity Units. Annuity payments will then commence subject to the limitations specified in Section 15 and all other applicable provisions. The number of Annuity Units credited to each variable investment option will be determined by: (1) multiplying the number of Accumulation Units credited to the variable investment option on the date of conversion by the Accumulation Unit Value for the variable investment option as of ten days prior to the date the first annuity payment is due; (2) deducting any applicable premium tax; (3) dividing the resulting value by 1000; (4) multiplying the value from (3) by the applicable factor from the Table of First Variable Annuity Payment Factors for the option elected, or if no option is elected the applicable factor for the Option A (Variable) with a guaranteed duration of ten years, to determine that variable investment option's portion of the variable portion of the first monthly annuity payment, and (5) dividing the value from (4) by the Annuity Unit Value for the variable investment option as of ten days prior to the date the first annuity payment is due.

VARIABLE ANNUITY PAYMENTS

The amount of the variable portion of the monthly annuity payment due on the first payment date is equal to the sum of the portions for each variable investment option determined as described in the preceding paragraph. The amount of the variable portion of any monthly annuity payment subsequent to the first will be determined by adding together for each variable investment option the product of the number of Annuity Units credited to the variable investment option and the Annuity Unit Value for the variable investment option 10 days prior to the date the payment is due. We guarantee that the Annuity Unit Values used in determining annuity payments will not be affected by variations in our actual mortality experience or our actual expenses from those assumed.

CONVERSION OF ACCUMULATED VALUE IN GUARANTEED INTEREST ACCOUNT (if available)

On the Date of Maturity or other date elected to begin annuity payments, we will convert the Accumulated Value of the Guaranteed Interest Account into a fixed monthly annuity. Annuity payments will then commence subject to the limitations specified in Section 14 and all other applicable provisions. We will determine the fixed monthly annuity payments by: (1) subtracting any applicable premium tax from the accumulated value in the Guaranteed Interest Account on the date the first Annuity payment is due, (2) dividing the resulting value by 1000; and
(3) multiplying the result from (2) by the greatest of the following:

         (i) the applicable Fixed Monthly Annuity Option Rate then in effect for the option elected, or if no option is elected, the applicable rate for Option A (Fixed) with a guaranteed period of ten years;

         (ii) the applicable rate from the Table of Fixed Annuity Payment Factors in Section 15; or

         (iii) the current rate for a single consideration immediate annuity.

If the annuity payments are made monthly, the annuity payment rate is guaranteed to be at least that provided in the Table of Fixed Annuity Payment Factors in
Section 15.

15.    SETTLEMENT PROVISIONS

ANNUITY ON DATE OF MATURITY

We shall make the annuity payments provided on the first page of this contract automatically as a Life Annuity with Payments for a guaranteed duration of 10 Years in accordance with the provisions of Option A unless another option is elected. We shall determine the amounts of the annuity payments in accordance with the provisions of this Section and of Section 14. Amounts in the variable investment options will be used to provide variable benefits. .

If the amount of the first monthly annuity payment would be less than our minimum requirement then in effect, we will make a single payment equal to the Surrender Value on the Date of Maturity. This single payment shall be in place of all other benefits provided by this contract. If the amount of the first monthly annuity payment would be less than our minimum requirement then in effect, we may make payments at quarterly, semi-annual or annual intervals.

OPTIONAL METHODS OF SETTLEMENT

In place of (i) the Annuity provided on the first page of this contract or (ii) a single payment in case of death prior to the date annuity payments commence or
(iii) a single payment in case of surrender which occurs at least 6 months after the date the first premium is applied to this contract, proceeds payable under this contract may be left with us in accordance with one of the optional methods of payment then available for contracts of this type and the terms of a supplementary agreement to be issued when the option becomes effective, but only if (i) such proceeds are in an amount of $5000 or more and (ii) the amount of the first monthly annuity payment would be $50 or more.

Option A

Option A (Variable) - Life Annuity on a Variable Basis with Payments for a guaranteed duration of 5, 10, or 20 years.

If the Measuring Person's death occurs within the selected guaranteed duration, payments will be made for the remainder of such guaranteed duration in accordance with the terms of the supplementary agreement.

Option A (Fixed) - Life Annuity with Payments for a guaranteed duration of 5, 10, or 20 years.

If the Measuring Person's death occurs within the selected guaranteed duration, payments will be made for the remainder of such guaranteed duration in accordance with the terms of the supplementary agreement.

Option A with a five year guaranteed duration cannot be elected without our prior approval if the Measuring Person is over age 85 at the time of annuitization.

Option B

Option B (Variable) - Life Annuity on a Variable Basis Without Further Payment on Death of the Measuring Person.

Option B (Fixed) - Life Annuity Without Further Payment on Death of the Measuring Person.

Option B cannot be elected without our prior approval if the Measuring Person is over age 85 at the time of annuitization.

Other options may be available.

You may elect an option by written notice before the death of the Annuitant and before the commencement of annuity payments. If you have made no election before the death of the Annuitant, the Beneficiary may make an election by written notice before the proceeds become payable.

ANNUITY PAYMENT AND OPTION LIMITATIONS

While the Annuitant is living (i) the Annuitant is the Measuring Person; (ii) the Annuitant is the Payee unless otherwise directed by you; and (iii) the Beneficiary will be the Contingent Payee unless otherwise provided by written notice.

Other options may be available and may require our consent if the proceeds are payable to an executor, administrator, trustee, corporation, partnership or association.

If the Owner dies on or after annuity payments have begun, any remaining benefit under such annuity on the date of the Owner's death must be paid out at least as rapidly as under the method of making annuity payments then in effect.

FIRST VARIABLE ANNUITY PAYMENT FACTORS

The Table of First Variable Annuity Payment Factors shows the amount of the variable portion of the first monthly annuity payment provided on the first page of this contract and under Option A(Variable) and Option B(Variable) for each $1,000 applied. The factors in this table are based on the 1983a Individual Annuity Mortality Table with mortality and age adjustments and interest at the rate of 3 1/2% a year. If permitted by state law, the Owner may choose 5% or 6% in place of the 3 1/2% rate. The amount of the variable portion of the first payment will depend on the sex and adjusted age of the Measuring Person on the date the first annuity payment is due. The adjusted age is determined from the actual age on the Measuring Person's birthday nearest the date the first annuity payment is due, by subtracting one year for each complete 10 year period elapsed since the Date of Issue.

FIXED ANNUITY PAYMENTS

The Table of Fixed Annuity Payment Factors shows the guaranteed amount of the fixed portion of the monthly annuity payments for each $1,000 applied. The factors in this table are based on the 1983a Individual Annuity Mortality Table. Interest is at an annual effective rate of 2 1/2%. The guaranteed amount of the fixed portion of the annuity payments will depend on the adjusted age of the Measuring Person on the date the first annuity payment is due. The adjusted age is determined from the actual age on the Measuring Person's birthday nearest the date the first annuity payment is due, by subtracting one year for each complete 10 year period elapsed since the Date of Issue.

TABLE OF FIRST VARIABLE ANNUITY PAYMENT FACTORS

Monthly life annuity with payments on a variable basis for each $1,000 applied.

--------------------------------------------------------------------------------

                                             Option A(Variable)                                Option B (Variable)
     Adjusted                                                                                Life Annuity Without
 Age of Measuring                        Life Annuity with Payments                         Further Payment on Death
Person on Birthday                      for a Guaranteed Duration of                          of Measuring Person
                        -------------------------------------------------------------    ------------------------------
   Nearest Date              5 Years              10 Years             20 Years
                             -------              --------             --------
 of First Payment         Male    Female       Male     Female      Male     Female              Male     Female
 ----------------         ----    ------       ----     ------      ----     ------              ----     ------

        55                4.50     4.13        4.46      4.11       4.32      4.05               4.51      4.13
        56                4.58     4.19        4.54      4.18       4.38      4.10               4.59      4.20
        57                4.67     4.26        4.62      4.24       4.44      4.16               4.68      4.27
        58                4.76     4.33        4.71      4.31       4.50      4.22               4.78      4.34
        59                4.86     4.41        4.80      4.39       4.57      4.28               4.88      4.42
        60                4.96     4.49        4.90      4.46       4.63      4.35               4.98      4.50
        61                5.08     4.58        5.00      4.55       4.70      4.41               5.10      4.59
        62                5.20     4.67        5.11      4.64       4.77      4.48               5.22      4.69
        63                5.32     4.77        5.23      4.73       4.84      4.55               5.36      4.79
        64                5.46     4.88        5.35      4.83       4.91      4.62               5.50      4.89
        65                5.61     4.99        5.47      4.94       4.97      4.69               5.65      5.01
        66                5.76     5.11        5.61      5.05       5.04      4.77               5.81      5.13
        67                5.93     5.24        5.74      5.17       5.11      4.84               5.99      5.27
        68                6.10     5.38        5.89      5.29       5.17      4.92               6.17      5.41
        69                6.29     5.53        6.04      5.43       5.24      5.00               6.37      5.56
        70                6.49     5.69        6.20      5.57       5.30      5.07               6.59      5.73
        71                6.69     5.86        6.36      5.72       5.35      5.15               6.81      5.91
        72                6.91     6.05        6.52      5.88       5.41      5.22               7.05      6.10
        73                7.14     6.25        6.69      6.04       5.46      5.29               7.31      6.32
        74                7.39     6.46        6.87      6.22       5.50      5.35               7.58      6.55
        75                7.65     6.70        7.05      6.40       5.54      5.41               7.88      6.79
        76                7.92     6.94        7.23      6.59       5.58      5.47               8.19      7.06
        77                8.21     7.20        7.41      6.78       5.61      5.52               8.53      7.35
        78                8.52     7.48        7.59      6.98       5.64      5.56               8.90      7.66
        79                8.84     7.78        7.78      7.19       5.67      5.61               9.29      8.00
        80                9.17     8.10        7.96      7.40       5.69      5.64               9.71      8.36
        81                9.52     8.44        8.14      7.61       5.71      5.67              10.16      8.76
        82                9.88     8.81        8.31      7.82       5.73      5.70              10.64      9.20
        83               10.26     9.19        8.48      8.03       5.74      5.72              11.16      9.67
        84               10.65     9.59        8.64      8.23       5.74      5.73              11.71     10.18
        85               11.05    10.02        8.79      8.42       5.75      5.74              12.30     10.74

TABLE OF FIXED ANNUITY PAYMENT FACTORS

Monthly life annuity with payments on a fixed basis for each $1,000 applied.

--------------------------------------------------------------------------------

                                                    Option A(Fixed)                                Option B (Fixed)
                                                                                                 Life Annuity Without
Adjusted Age of Measuring                     Life Annuity with Payments                       Further Payment on Death
    Person on Birthday                       for a Guaranteed Duration of                         of Measuring Person
                             -------------------------------------------------------------   ----------------------------
       Nearest Date               5 Years              10 Years             20 Years
                                  -------              --------             --------
     of First Payment          Male    Female       Male     Female      Male     Female            Male     Female
     ----------------          ----    ------       ----     ------      ----     ------            ----     ------
          55                   3.92     3.55        3.89      3.54       3.76      3.48             3.93      3.55
          56                   4.00     3.62        3.97      3.60       3.82      3.54             4.01      3.62
          57                   4.09     3.69        4.05      3.67       3.89      3.60             4.10      3.69
          58                   4.18     3.76        4.14      3.74       3.96      3.66             4.19      3.77
          59                   4.28     3.84        4.23      3.82       4.02      3.73             4.30      3.85
          60                   4.39     3.92        4.33      3.90       4.09      3.79             4.40      3.93
          61                   4.50     4.01        4.44      3.99       4.16      3.86             4.52      4.02
          62                   4.62     4.11        4.55      4.08       4.24      3.94             4.64      4.12
          63                   4.75     4.21        4.67      4.17       4.31      4.01             4.78      4.22
          64                   4.89     4.32        4.79      4.28       4.38      4.08             4.92      4.33
          65                   5.04     4.43        4.92      4.38       4.45      4.16             5.07      4.45
          66                   5.19     4.55        5.05      4.50       4.52      4.24             5.23      4.57
          67                   5.36     4.68        5.20      4.62       4.59      4.32             5.41      4.70
          68                   5.53     4.82        5.34      4.75       4.66      4.40             5.59      4.85
          69                   5.72     4.97        5.50      4.88       4.73      4.48             5.79      5.00
          70                   5.92     5.14        5.66      5.03       4.79      4.56             6.00      5.17
          71                   6.12     5.31        5.82      5.18       4.85      4.64             6.23      5.35
          72                   6.34     5.50        5.99      5.34       4.91      4.71             6.46      5.54
          73                   6.57     5.70        6.16      5.51       4.96      4.78             6.72      5.75
          74                   6.82     5.91        6.34      5.69       5.01      4.85             6.99      5.98
          75                   7.08     6.14        6.53      5.87       5.05      4.92             7.29      6.23
          76                   7.36     6.39        6.71      6.07       5.09      4.97             7.60      6.49
          77                   7.65     6.65        6.90      6.27       5.13      5.03             7.94      6.78
          78                   7.96     6.93        7.09      6.47       5.16      5.08             8.30      7.09
          79                   8.28     7.23        7.28      6.68       5.19      5.12             8.69      7.42
          80                   8.61     7.55        7.46      6.90       5.21      5.16             9.11      7.79
          81                   8.97     7.90        7.65      7.11       5.23      5.19             9.55      8.18
          82                   9.33     8.26        7.83      7.33       5.24      5.22            10.03      8.62
          83                   9.71     8.65        8.00      7.54       5.25      5.23            10.55      9.08
          84                  10.11     9.05        8.16      7.74       5.26      5.25            11.10      9.59
          85                  10.51     9.48        8.32      7.94       5.27      5.26            11.68     10.15

16.    PROOF REQUIRED FOR PAYMENT

Before making the first annuity payment, we shall have the right to require proof of the correct age of the Measuring Person. We shall also have the right to require proof that the Measuring Person is living on the date each annuity payment is due.

17.    MISSTATEMENTS

If the age or sex of the Measuring Person has been misstated, we will adjust the amount of each annuity payment to reflect the correct age and sex. Any overpayment will be repaid to us, and interest at a rate not to exceed six percent may be applied. If it is not repaid, we will deduct such amount from future payments we make under this contract. Any underpayment will be added to future payments we make under this contract. Interest will be paid on any underpayment at a rate equal to the greater of (i) the rate required by law; and
(ii) the rate declared by us.

18.    ASSIGNMENT

You may assign your interest in this contract, except as otherwise provided, without the consent of any person other than an irrevocable Beneficiary. Your interest, any interest of the Annuitant, and of any revocable Beneficiary shall be subject to the terms of the assignment.

We will not be on notice of any assignment unless it is in writing; nor will we be on notice until a duplicate of the original assignment has been filed at our Servicing Office. The assignment will be subject to payments made or actions taken by the Company before the change was recorded. We assume no responsibility for the validity or sufficiency of any assignment.

If this contract is issued in a tax qualified plan, this contract is subject to assignment restrictions for Federal Income Tax purposes. In such event, this contract shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

19.    CLAIMS OF CREDITORS

The proceeds and all other payments under this contract will be exempt from the claims of creditors to the extent permitted by law. With respect to claims of creditors, the proceeds and payments may not be assigned or withdrawn before becoming payable without our agreement.

20.    RIGHT TO MAKE CHANGES

We reserve the right to make certain changes if, in our judgment, they would best serve the interest of the Owners of contracts such as this or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. We will inform our domiciliary state of the changes and will make any additional filings which may be required in your jurisdiction.

If any changes result in a material change in the underlying investment of Subaccounts to which the reserves for this contract are allocated, we will notify you of such change. You may then make a new election under the Allocation / Transfer Options provision.

21.    ANNUAL STATEMENT

We will furnish you with reports annually, or more frequently, as required by applicable law. They will include: (i) a statement of the investments held in each Fund and each Management Account; and (ii) a statement of the condition and value of this contract which will show the number of Accumulation Units, if any, credited to each variable investment option, the value of each Accumulation Unit, and the Accumulated Value of this contract.

22.    MISCELLANEOUS

If the Accumulated Value of this contract becomes zero, we reserve the right to terminate this contract.

Under applicable law, all income, gains and losses, realized or unrealized, of a Variable Account shall be credited to or charged against the amounts placed in that Variable Account without regard to our other income, gains and losses and all income, gains and losses, realized or unrealized, of a Guaranteed Interest Account shall be credited to or charged against the amounts placed in that Guaranteed Interest Account without regard to our other income, gains and losses. The assets of a Variable Account and the assets of a Guaranteed Interest Account are owned solely by us. We are not a trustee with respect to any part or the whole of those assets. The portion of the assets in a Variable Account equal to the reserves and other liabilities under this contract with respect to that Variable Account shall not be chargeable with liabilities arising out of any other business we may conduct, and the portion of the assets in a Guaranteed Interest Account equal to the reserves and other liabilities under this contract with respect to that Guaranteed Interest Account shall not be chargeable with liabilities arising out of any other business we may conduct.

In place of operating a Variable Account as a Series Account trust, we reserve the right to make investments directly, operating the Variable Account as a Management Account, or in any other form permitted by law, the investment adviser of which would be us or an affiliate. Variable Account assets would be invested as provided with respect to the investment objectives of the Variable Account.

Communications about this contract should be sent to the Company at its Servicing Office.

Flexible Premium Deferred Variable Annuity
Nonparticipating - not eligible for dividends
Initial Premium shown on page 3

ALL BENEFITS, PAYMENTS AND VALUES UNDER THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.